EXHIBIT 1
HSBC CREDIT CARD MASTER NOTE TRUST (USA) I
Series 2006-[.]
$[.] Class A [Floating Rate] Asset Backed Notes, Series [.]
$[.] Class B [Floating Rate] Asset Backed Notes, Series [.]
$[.] Class C [Floating Rate] Asset Backed Notes, Series [.]
UNDERWRITING AGREEMENT
[ . ] , 2006
HSBC Securities (USA) Inc.
as Representative of the
Underwriters set forth herein (the “Representative”)
452 Fifth Avenue
New York, New York 10018
Dear Sirs:
          HSBC Bank Nevada, National Association (the “Bank”) has conveyed and proposes to further convey, from time to time, the receivables (the “Receivables”) that are generated in a portfolio of certain consumer revolving credit card accounts and other rights and property to HSBC Receivables Acquisition Company I (“HRAC”), which has conveyed the Receivables to HSBC Receivables Funding Inc. I (the “Transferor”), which has conveyed and will convey the Receivables to the HSBC Credit Card Master Note Trust (USA) I (the “Issuer” or the “Trust”), and the Transferor proposes to cause the Issuer to sell to you and to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $[.] Class A [Floating Rate] Asset Backed Notes, Series 2006-___(the “Class A Notes”), $[.] Class B [Floating Rate] Asset Backed Notes, Series 2006-___(the “Class B Notes”) and $[.] Class C [Floating Rate] Asset Backed Notes, Series 2006-___(the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”) in the Trust. The Receivables have been, and will from time to time be, conveyed to HRAC by the Bank pursuant to a Second Amended and Restated Receivables Purchase Agreement, dated as of July 1, 2002 (the “Bank RPA”), between the Bank and HRAC. The Receivables have been, and will from time to time be, conveyed to the Transferor by HRAC pursuant to a Second Amended and Restated Receivables Purchase Agreement, dated as of ___, 2006 (the “Transferor RPA”, and together with the Bank RPA, the “Receivables Purchase Agreements”), between HRAC and the Transferor. The Receivables have been, and will from time to time be, conveyed by the Transferor to the Issuer pursuant to a Second Amended and Restated Transfer and Servicing Agreement, dated as of ___, 2006 (the “Transfer and Servicing Agreement”), among the Transferor, HSBC Finance Corporation (“HSBC Finance”), as servicer (the “Servicer”), and the Issuer. The Bank, HRAC and the Transferor are direct or indirect subsidiaries of HSBC Finance. HSBC Finance and the Transferor are referred to collectively herein as the “HSBC Entities.”

          The Issuer is a Delaware common law trust governed by a Second Amended and Restated Trust Agreement, dated as of ___, 2006 (the “Trust Agreement”), between the Transferor and Wilmington Trust Company (“WTC”), as owner trustee (the “Owner Trustee”).
          The Notes will be issued pursuant to a Second Amended and Restated Master Indenture, dated as of ___, 2006 (the “Master Indenture”), between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2006-[ ] Indenture Supplement with respect to the Notes to be dated as of ___, 2006 (the “Indenture Supplement,” and together with the Master Indenture, the “Indenture”). The Transfer and Servicing Agreement, the Receivables Purchase Agreements, the Indenture and the Trust Agreement are referred to herein, collectively, as the “Transaction Documents.”
          The Notes will be sold pursuant to this Underwriting Agreement (this “Agreement”) and will represent undivided interests in certain assets of the Trust (as hereinafter described).
          Capitalized terms used herein without definition shall have the meanings set forth in the Transaction Documents.
          At or prior to the time the first “contract of sale” within the meaning contemplated by Rule 159 under the Securities Act of 1933, as amended (the “Act”), was entered into, which was approximately ___on ___, 2006 (the “Time of Sale”), the Transferor and Issuer had prepared the preliminary prospectus supplement dated ___, 2006 (the “Preliminary Prospectus Supplement”) to the Base Prospectus (as defined below) (collectively the “Preliminary Prospectus”) If, subsequent to the Time of Sale and prior to the Closing Date, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Act) and enter into new contracts of sale with investors in the Notes, then the “Preliminary Prospectus” will refer to the information conveyed to investors at the time of entry into such new Contract of Sale, in an amended Preliminary Prospectus approved by the Transferor and the Representative that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.
     Section 1. Representations and Warranties of the Transferor and HSBC Finance.
          (a) Each of the Transferor and HSBC Finance, each as to itself, represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(a). Certain terms used in this Section 1(a) are defined in the second paragraph of subsection 1(a)(i) below.
     (i) The Transferor meets the requirements for use of Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act have been satisfied. A registration statement on Form S-3 (No. [.]), including a form of Prospectus (as defined below) and such amendments thereto as may have been filed prior to the date hereof, relating to the

Notes and the offering thereof in accordance with Rule 415 under the Act, has been filed by the Transferor with, and has been declared effective by, the Securities and Exchange Commission (the “Commission”). If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission and is still effective as of the date hereof.
     The terms which follow, when used in this Agreement, shall have the meanings indicated. The term “Effective Date” shall mean the most recent date as of which the Registration Statement was declared effective by the Commission or any later date determined pursuant to Rule 430(B)(f)(2). “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Registration Statement” shall mean the registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Act or rules thereunder, including amendments, all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, exhibits and financial statements, in the form in which it has or shall become effective and, in the event that any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. “Rule 424” refers to such rule under the Act. The Transferor proposes to file with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the “Prospectus.”
     (ii) On the Effective Date, the Registration Statement and as of the applicable effective date as to each part thereof pursuant to Rule 430B(f)(2) and any amendment thereto under the Act, conformed in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and the TIA and the rules and regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement and the Closing Date, the Registration Statement and the Prospectus comply, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will comply, in all respects with the requirements of the Act and the Rules and Regulations and the TIA and the rules and regulations thereunder and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither HSBC Finance nor the Transferor makes representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon and in conformity with the Underwriter Information (as defined below).
     (iii) The Preliminary Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Transferor nor HSBC makes any representation or warranty with respect to information omitted from such Preliminary Prospectus in reliance on Rule 430B under the Act or with respect to any statements or omissions made in reliance upon and in conformity with the information contained in the [___and ___] paragraphs under the caption “UNDERWRITING” in the Prospectus (the “Underwriter Information”).
     (iv) Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition or results of operations of either the Transferor, HSBC Finance or the Issuer, or their subsidiaries (other than as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be or in reports filed by HSBC Finance with the Commission pursuant to the Act) which would be expected to have a material adverse effect on either the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement, as applicable, or any of the Transaction Documents to which it is a party considered in the aggregate;
     (v) The Transferor is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. The Transferor has all requisite power and authority to own its properties and conduct its business as presently conducted and to perform its obligations under this Agreement and the Transaction Documents and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on the business or consolidated financial condition of the Transferor.
     (vi) The Transferor is not in violation of its charter, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Transferor, is subject, except where any such violation would not have a material adverse effect on the transactions contemplated by this Agreement, as applicable.

     (vii) The execution, delivery and performance by the Transferor of each of this Agreement, the Transferor RPA, the Transfer and Servicing Agreement and the Trust Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transferor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Transferor is a party or by which it may be bound, or to which any of the property or assets of the Transferor is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Transferor or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.
     (viii) This Agreement, the Transferor RPA, the Transfer and Servicing Agreement and the Trust Agreement have been duly executed and delivered by the Transferor; and such agreements constitute legal, valid and binding instruments enforceable against the Transferor in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.
     (ix) The Notes have been duly and validly authorized, and, when validly executed, authenticated, issued and delivered in accordance with the Indenture and as provided herein will conform in all material respects to the description thereof contained in the Prospectus Supplement and the Base Prospectus and will be validly issued and outstanding and entitled to the benefits of the Indenture.
     (x) There are no legal or governmental proceedings pending, or to the knowledge of the Transferor threatened, to which the Transferor is a party or of which any property of any of them is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of such person and its subsidiaries taken as a whole, or which would have a material adverse effect upon the consummation of this Agreement.
     (xi) KPMG LLP (“KPMG”) is an independent public accountant with respect to the Transferor and HSBC Finance, as required by the Act and the Rules and Regulations.

     (xii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the issue and sale of the Notes, or the consummation by the Transferor of the other transactions contemplated by this Agreement or any Transaction Document to which it is a party, except for (A) the registration under the Act of the Notes, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits, as applicable, as have been obtained or as may be required under State securities or Blue Sky laws in connection with the purchase of the Notes and the subsequent distribution of the Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of the Transferor or the transactions contemplated by such agreements.
     (xiii) The Transferor will not conduct its operations while any of the Notes are outstanding in a manner that would require the Transferor or the Issuer to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”) as in effect on the date hereof.
     (xiv) The Transferor is not an “ineligible issuer” as defined in Rule 405 under the Act.
          (b) HSBC Finance represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(b).
     (i) HSBC Finance is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. HSBC Finance has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole or the transactions contemplated by this Agreement.
     (ii) HSBC Finance is not in violation of its restated articles of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument material to the business HSBC Finance and its subsidiaries, to which HSBC Finance is a party or by which it may be bound, or to which any of the property or assets of HSBC Finance is subject, except where any such violation or default would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance or the transactions contemplated by this Agreement.

     (iii) The execution, delivery and performance by HSBC Finance of this Agreement and the Transfer and Servicing Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HSBC Finance pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument material to the business of HSBC Finance and its subsidiaries to which HSBC Finance is a party or by which it may be bound, or to which any of the property or assets of HSBC Finance is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HSBC Finance or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance or the transactions contemplated by this Agreement.
     (iv) This Agreement and the Transfer and Servicing Agreement have been duly executed and delivered by HSBC Finance; the Bank RPA and the Transferor RPA have been duly executed and delivered by HRAC; and the Bank RPA has been duly executed and delivered by the Bank; and such agreements constitute legal, valid and binding instruments enforceable against such parties thereto in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.
     (v) HSBC Finance will, upon request by the Representatives, provide to the Representatives complete and correct copies of all reports filed by it with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during 2006. Except as set forth in or contemplated in such reports, there has been no material adverse change in the business or the consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole since the respective dates as of which any information is given in the Preliminary Prospectus or the Prospectus.
     (vi) There are no legal or governmental proceedings pending, or to the knowledge of HSBC Finance threatened, to which HSBC Finance is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually, or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of HSBC Finance and its subsidiaries taken as a whole or which would have a material adverse effect upon the consummation of this Agreement and the transactions contemplated hereby.

     (vii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HSBC Finance of the transactions contemplated by this Agreement and the Transfer and Servicing Agreement, except for (A) the registration under the Act of the Notes, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase of the Notes and the subsequent distribution of the Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole or the transactions contemplated by such agreements.
          (c) Any certificate signed by an officer on behalf of any of the HSBC Entities and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.
     Section 2. Purchase and Sale.
          (a) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Transferor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Transferor the principal amount of Class A Notes set forth opposite such Underwriter’s name in Schedule I pursuant to the terms of this Agreement at a purchase price equal to [.]% of the aggregate principal amount represented by the Class A Notes.
          (b) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Transferor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Transferor the principal amount of Class B Notes set forth opposite such Underwriter’s name in Schedule I pursuant to the terms of this Agreement at a purchase price equal to [.]% of the aggregate principal amount represented by the Class B Notes.
          (c) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Transferor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the, Transferor the principal amount of Class C Notes set forth opposite such Underwriter’s name in Schedule I pursuant to the terms of this Agreement at a purchase price equal to [.]% of the aggregate principal amount represented by the Class C Notes.
     Section 3. Delivery and Payment.
          Delivery of and payment for the Notes to be purchased by the Underwriters in accordance with this Agreement shall be made at 9:00 A.M. at the offices of McDermott Will &

Emery LLP on 340 Madison Avenue, New York, New York 10017 on ___, 2006 which date, time or place may be postponed or changed by agreement between the Representatives and the Transferor (such date and time of delivery and payment for the Notes being herein referred to as the “Closing Date”). Delivery of one or more global notes representing the Notes shall be made to the accounts of the several Underwriters against payment by the several Underwriters of the purchase price therefor, to or upon the order of the Transferor by one or more wire transfers in immediately available funds. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances as described in the Indenture.
          The Transferor agrees to have copies of the global notes or the Definitive Notes available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.
     Section 4. Offering by Underwriters.
          Each Underwriter severally represents, warrants and covenants as follows:
          (a) Such Underwriter shall offer and/or solicit offers for the Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus and agrees that all offers, solicitations and sales shall be made in compliance with all applicable laws and regulations. Furthermore, such Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including, but not limited to, Rules 164 and 433 of the Rules and Regulations.
          (b) No Underwriter shall convey or deliver any “written communication” within the meaning of Rule 405 of the Act to any person in connection with the offering of the Notes, unless such written communication is: (a) the Prospectus; (b) the Preliminary Prospectus; (c) an Underwriter Free Writing Prospectus that constitutes a Bloomberg Information; (d) a written confirmation of sale or a notice of allocation of securities sold or to be sold made in reliance on Rule 172 of the Rules and Regulations or (e) such other written communication specifically agreed to by HSBC Finance and the Underwriters. “Bloomberg Information” means customary information provided by an Underwriter to Bloomberg, for use by investors and prospective investors (following delivery of the Preliminary Prospectus) that does not contain information other than identifying information relating to the Trust and the Notes; the nature of the offering, the expected pricing date, the expected closing date and first payment date for the Notes; expected principal amount and class amounts, principal payment windows; pricing speeds/prepayment assumptions; duration/modified duration; expected weighted average life, expected ratings, expected final payment date, expected legal final payment date and expected interest rate index; preliminary guidance as to the interest rate and/or yield the Notes (but not final interest rate or yield information); names of lead managers and co-managers; information about the principal amount of the Notes; average lives; ratings and ratings agencies; 100% pot vs. retention status; percent interest only; geographic concentration; 2a-7 eligibility; other similar or related information such as expected pricing parameters and benchmarks; pricing guidance; status of subscriptions and Underwriters’ retentions and ERISA eligibility; provided that, references to “expected” in the foregoing includes ranges, windows or references to benchmarks.
          (c) Each Underwriter severally agrees that if it is a foreign broker-dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the “NASD”), it will not effect any transaction in the Notes within the United States or induce or attempt to induce the purchase of or sale of the Notes within the United States, except that it shall be permitted to make sales to the other Underwriters or to its United States affiliates provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act and in conformity with the NASD’s Conduct Rules as such Rules apply to non-NASD brokers or dealers.
          (d) Each Underwriter severally represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
          (e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), such Underwriter has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:
     (i) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (iii) in any other circumstances that do not require the publication by the issuer entity of a prospectus pursuant to Article 3 of the Prospectus Directive.
   For the purposes of this provision, (A) the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (B) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     The countries comprising the “European Economic Area” are Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.
          (f) Such Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
          (g) Such Underwriter and each of its affiliates (i) has anti-money laundering policies and procedures in place in accordance with the requirements imposed by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and any rules and regulations promulgated thereunder, and the Foreign Assets Control Regulations issued by the Office of Foreign Assets Control of the United States Department of the Treasury, in each case to the extent applicable to them; and (ii) has implemented an anti-money laundering compliance program pursuant to NASD Rule 3011, to the extent applicable to them.
     Section 5. Agreements.
          Each of the HSBC Entities, each as to itself, covenants and agrees with the several Underwriters that:
          (a) The Transferor will prepare a Preliminary Prospectus and Prospectus, and will transmit the Preliminary Prospectus and Prospectus, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b), in each case no later than the time specified by such Rule. The Transferor will promptly advise the Representatives (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of the receipt of any comments from the Commission with respect to the Prospectus, (iv) of any request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus or any Preliminary Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (vi) of the receipt by the Transferor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Transferor will not file any amendment of the Registration Statement or supplement to the Prospectus or any Preliminary Prospectus to which the Representatives reasonably object. The Transferor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Transferor will file with the Commission any Free Writing Prospectus delivered to investors in accordance with Section 7 as the Transferor is required to file under the Act and the Rules and Regulations, and to do so within the applicable period of time required under the Act and the Rules and Regulations, provided that, the Transferor receives such Free Writing Prospectus from the Underwriters in accordance with Section 7(g) hereof.
          (b) The Transferor will give the Underwriters notice of its intention to file any amendment to the Registration Statement or any amendment, supplement or revision to any of the Base Prospectus, the Preliminary Prospectus or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise (other than reports to be filed pursuant to the Exchange Act), will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.
          (c) The Transferor has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as of the date hereof and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical, in all material respects, to the electronic versions thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (d) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement such Prospectus to comply with the Act or the Rules and Regulations, the Transferor shall be required to notify the Representative and shall, at its expense (unless such information is Underwriter Information or is otherwise with respect to the Underwriters in which case it shall be at the Underwriters’ expense), promptly prepare and file with the Commission and furnish without charge to each Underwriter as many copies as such Underwriter may from time to time reasonably request of an amended Registration Statement, Prospectus or a supplement to the Prospectus which shall correct such statement or omission or effect such compliance.
          (e) The Transferor will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of the Preliminary Prospectus and the Prospectus (both as amended or supplemented) as the Underwriters may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical, in all material respects, to the electronic versions thereof filed with the Commission, except to the extent permitted by Regulation S-T. The Transferor and HSBC Finance severally, and not jointly, agree to pay all expenses incidental to the performance of their obligations under this Agreement, including without limitation those related to (i) preparing and filing the

Registration Statement, the Prospectus and all amendments thereto and documents incorporated by reference therein (including exhibits), (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of McDermott Will & Emery LLP, as special counsel for the Transferor and HSBC Finance, and KPMG, accountants of the Transferor and HSBC Finance (except as specified below), (iv) any qualification of the Notes under state securities and Blue Sky laws and the determination of the eligibility of the Notes for investment in accordance with the provisions of subsection 5(e) below including filing fees, and the fees and disbursements of Mayer, Brown, Rowe & Maw LLP, as counsel for the Underwriters (not to exceed $10,000) in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vi) the fees charged by nationally recognized statistical rating agencies for rating the Notes and (viii) the fees and expenses of the Indenture Trustee, the Owner Trustee and their respective counsel. It is understood that, except as expressly provided in this Section 5, the Underwriters will pay all of their own expenses, including (i) the fees and disbursements of counsel to the Underwriters, (ii) expenses related to the overnight delivery to the Underwriters of copies of the Preliminary Prospectus and the Prospectus and (iii) any transfer taxes on resale of any of the Notes and advertising expenses connected with any offers that Underwriters may make.
          (f) The Transferor will take all reasonable actions requested by the Underwriters to arrange for the qualification of the Notes for sale under the laws of such jurisdictions within the United States.
          (g) To the extent, if any, that any rating provided with respect to the Notes set forth in Sections 6(j), (k) and (l) hereof is conditional upon the furnishing of documents reasonably available to the HSBC Entities, the HSBC Entities shall furnish such documents.
          (h) The Transferor, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
          (i) The Transferor will not, during the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Notes, as notified to the Transferor by the Representative, and (ii) the Closing Date for the Notes, offer, sell, contract to sell or otherwise dispose of any debt securities of the Transferor that are substantially similar to the Notes in a public offering registered under the Act, without the prior written consent of the Representative; provided, however, that in no event shall the foregoing period extend more than [five (5)] Business Days from the date of this Agreement.
          (j) The Transferor will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.
          (k) The Transferor shall apply the net proceeds from the sale of the Notes in the manner set forth in the Prospectus.

     Section 6. Conditions of Closing; Termination of Rights under Section 2.
          The obligations of the Underwriters to purchase and pay for the Notes on the Closing Date shall be subject to the material accuracy of the representations and warranties of the HSBC Entities contained herein as of the Execution Time and as of the Closing Date, to the material accuracy of the statements of the HSBC Entities made in any certificates delivered pursuant to the provisions hereof, to the performance by the HSBC Entities of their obligations hereunder and to the following additional conditions:
          (a) The Prospectus, the Preliminary Prospectus and each Free Writing Prospectus required to be filed with the Commission shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
          (b) Each of the HSBC Entities shall have delivered a certificate, dated as of the Closing Date, signed by its President or any Vice President and its principal financial or principal accounting officer or its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary to the effect that the signers of such certificate, on behalf of the named HSBC Entity, have carefully examined this Agreement, each of the Transaction Documents, the Preliminary Prospectus, the Prospectus (and any supplements thereto) and the Registration Statement, stating that:
     (i) the representations and warranties of such HSBC Entity in this Agreement and each of the Transaction Documents are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);
     (ii) such HSBC Entity has complied, in all material respects, with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;
     (iii) nothing has come to the attention of such HSBC Entity that would lead it to believe that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signor, threatened.
          (c) Patrick D. Schwartz, Vice President — Deputy General Counsel-Corporate and Assistant Secretary, as counsel for the HSBC Entities, shall have delivered a favorable opinion with respect to clauses (i) through (x) of this paragraph (c); and McDermott Will & Emery LLP, special counsel to the HSBC Entities, shall have delivered a favorable opinion with respect to clauses (xi) through (xv). Each opinion shall be dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, to the effect that:
          (i) each of HSBC Finance and the Transferor is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and to conduct its business, except where failure to have such power and authority do not have a material adverse effect, as the case may be, on the business or consolidated financial condition of HSBC Finance and its subsidiaries, taken as a whole, or the Transferor, to enter into and perform its obligations under this Agreement and the Transaction Documents which it is a party thereto and to consummate the transactions contemplated hereby and thereby;
          (ii) this Agreement and each of the Transaction Documents have been duly authorized, executed and delivered by HSBC Finance, or the Transferor, as the case may be, and, when executed by the Indenture Trustee and the Representatives, constitute the legal, valid and binding agreement of HSBC Finance or the Transferor, as the case may be, enforceable in accordance with its terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations, (B) to general principles of equity (regardless of whether enforcement is sought in a proceedings in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws;
          (iii) the Notes have been duly created and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and outstanding, enforceable in accordance with their terms, subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations and (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);
          (iv) neither the execution nor the delivery of this Agreement or any Transaction Document nor the issuance or delivery of the Notes, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Notes, this Agreement or any Transaction Document will conflict with or violate any term or provision of the charter, by-laws or organizational documents of any of the applicable HSBC Entities, as the case may be, or result in a breach or violation or acceleration of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the applicable HSBC Entities pursuant to, any material statute currently applicable to any of them or any order or regulation known to such counsel to be currently applicable to any of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Transferor, as the case may be, or the terms of any indenture or other agreement or instrument known to such counsel to which any of the applicable HSBC Entities is a party or by which any of them or any of their properties are bound, except where any such conflict, breach, violation, default or encumbrance would not have a material adverse effect on the transactions contemplated by this Agreement;
          (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to this Agreement, the Notes or the Transaction Documents or any of the transactions contemplated herein or therein or with respect to the HSBC Entities which, in the case of any such action, suit or proceeding with respect to any of them, would have a material adverse effect on the Noteholders or upon the ability of any of them to perform their obligations under or the validity or enforceability of any of such agreements or the Notes; and the statements included in the Registration Statement and Prospectus describing statutes (other than those relating to tax and ERISA matters), legal proceedings, contracts and other documents (other than financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) fairly summarize the matters therein described;
          (vi) the Registration Statement has become effective under the Act; any required filing of the Preliminary Prospectus, the Prospectus, any supplement thereto pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement the Preliminary Prospectus and the Prospectus (and any supplements thereto) (other than financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;
          (vii) such counsel has no reason to believe that at any Effective Date the Registration Statement (excluding any exhibits filed therewith) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Preliminary Prospectus, as of the Time of Sale, or the Prospectus, as of its date and the date of such opinion, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than financial and statistical information contained therein as to which such counsel need express no opinion);
          (viii) no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court, federal or state governmental agency or regulatory body is required for any HSBC Entity to consummate the transactions contemplated in this Agreement or the Transaction Documents, except (A) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been made or obtained or as may be required under the State securities or blue sky laws of any jurisdiction in connection with the purchase of the Notes by the Underwriters and the subsequent distribution of the Notes by the Underwriters or (B) where the failure to have such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the Issuer’s interests in the Receivables or the transactions contemplated by such agreements;
     (ix) the Notes, this Agreement and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;
     (x) the statements in the Prospectus under the heading “Material Legal Aspects of the Receivables” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel or attorneys under the control of such counsel and are correct in all material respects;
     (xi) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies as to form with the TIA and the rules and regulations of the Commission thereunder;
     (xii) the Issuer is not required to be registered as an “investment company” under the 1940 Act;
     (xiii) to the extent that the transfer of the Receivables by HRAC to the Transferor does not constitute an absolute assignment of such Receivables, the Transferor RPA creates in favor of the Transferor a security interest in the rights of HRAC in such Receivables, and to the extent that the transfer of the Receivables by the Transferor to the Issuer does not constitute an absolute assignment of such Receivables, the Transfer and Servicing Agreement creates in favor of the Issuer a security interest in the rights of the Transferor in such Receivables.
     (xiv) the Indenture creates in favor of the Indenture Trustee a security interest in the rights of the Issuer in the Receivables; and
     (xv) the statements in the Base Prospectus under the headings “Prospectus Summary—Tax Status” and “Material Federal Income Tax Consequences,” and in the Prospectus Supplement under the headings “Prospectus Supplement Summary — Material Federal Income Tax Consequences” and “Tax Matters” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material Federal income tax consequences to holders of the Notes and the statements in the Base Prospectus and Prospectus under the heading “ERISA Considerations,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.
          In rendering such opinion, counsel may rely (A) as to matters involving the application of the law of any jurisdiction other than (i) with respect to the opinion delivered by Patrick D. Schwartz, Vice President — Deputy General Counsel-Corporate and Assistant Secretary of HSBC Finance, the State of Illinois, the United States Federal laws and the corporation law of the State of Delaware and (ii) with respect to the opinion delivered by McDermott Will & Emery LLP, the State of New York, the United States Federal Laws and the corporation law of the State of Delaware, to the extent deemed proper and stated in each such opinion, upon the opinion of other counsel of good standing believed by each such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact on certificates of responsible officers of the Issuer, HSBC Entities and public officials. References to the Preliminary Prospectus or Prospectus in this paragraph (c) include any supplements thereto.
          (d) Mayer, Brown, Rowe & Maw LLP, as counsel for the Underwriters, shall have delivered a favorable opinion dated the Closing Date with respect to such matters as the Representatives may reasonably require and the HSBC Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.
          (e) On the Closing Date the Underwriters shall have received from KPMG, letters, dated as of the date of the Prospectus in the form heretofore agreed to.
          (f) The Representatives shall receive evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been filed in the offices of the Secretaries of State of each applicable jurisdiction (and such other states as may be necessary or desirable pursuant to applicable state law) reflecting the interest of the Indenture Trustee in the Receivables and the proceeds thereof.
          (g) Counsel to the Indenture Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representatives and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that:
     (i) the Indenture Trustee has been duly incorporated and is validly existing and in good standing as a national banking association, is duly qualified to do business in all jurisdictions where the nature of its operations as contemplated by the Indenture requires such qualifications, and has the power and authority (corporate and other) to issue, and to take all action required of it under, the Indenture;
     (ii) the execution, delivery and performance by the Indenture Trustee of the Indenture and the issuance of the Notes by the Indenture Trustee have been duly authorized by all necessary corporate action on the part of the Indenture

Trustee, and under present laws do not and will not contravene any law or governmental regulation or order presently binding on the Indenture Trustee or the charter or the by-laws of the Indenture Trustee or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Indenture Trustee is a party or by which the Indenture Trustee is bound;
     (iii) the execution, delivery and performance by the Indenture Trustee of the Indenture and the issuance of the Notes by the Indenture Trustee do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any Federal, state or other governmental agency or authority which has not previously been effected;
     (iv) each of the Notes has been duly authenticated and delivered by the Indenture Trustee and each of the Notes and the Indenture constitute legal, valid and binding agreements of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally); and
     (v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with its execution and delivery of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture.
          (h) Counsel to the Owner Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representatives and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that:
     (i) the Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby;
     (ii) the Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms;
     (iii) each of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement (collectively referred to in this subsection (h) as the “Trust Documents”) has been duly executed and delivered by the Owner Trustee, as Owner Trustee on behalf of the Issuer;
     (iv) neither the execution, delivery or performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of the Owner Trustee (other than the filing of the certificate of trust with the Delaware Secretary of State, which certificate of trust has been duly filed);
     (v) neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, is in violation of the charter or by-laws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of the Owner Trustee or, to such counsel’s knowledge, without independent investigation, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel’s knowledge, without independent investigation, of any judgment or order applicable to the Owner Trustee;
     (vi) no consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, for the valid execution and delivery of the Trust Documents, or for the validity or enforceability thereof (other than the filing of the certificate of trust, which certificate of trust has been duly filed); and
     (vii) to such counsel’s knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.
          (i) Special Delaware counsel to the Issuer shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representatives and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that;
     (i) the Issuer has been duly formed and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. § 3801 et seq. (referred to in this subsection (i) as the “Delaware Act”);
     (ii) the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee arid the Transferor, enforceable against the Owner Trustee and the Transferor, in accordance with its terms;

     (iii) under the Delaware Act and the Trust Agreement, the execution and delivery of the Transfer and Servicing Agreement and the Indenture, the issuance of the Notes, the Transferor Certificate and the Ownership Interest Certificate and the granting of the Collateral to the Indenture Trustee as security for the Notes has been duly authorized by all necessary trust action on the part of the Issuer;
     (iv) under the Delaware Act and the Trust Agreement, the Issuer has (i) the trust power and authority to execute, deliver and perform its obligations under the Indenture and the Transfer and Servicing Agreement (collectively referred to in this subsection (i) as the “Trust Documents”), the Notes, the Transferor Certificate and the Owner Interest Certificate and (ii) duly authorized, executed and delivered such agreements and obligations;
     (v) when the Transferor Certificate and Ownership Interest Certificate have been duly executed and issued by the Issuer and duly authenticated by the Owner Trustee in accordance with the Trust Agreement, the Transferor Certificate and Ownership Interest Certificate will be validly issued and entitled to the benefits of the Trust Agreement;
     (vi) neither the execution, delivery and performance by the Issuer of the Trust Documents, the Notes, the Transferor Certificate or the Ownership Interest Certificate, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Delaware Secretary of State (which certificate of trust has been duly filed) and the filing of any financing statements with the Delaware Secretary of State in connection with the Indenture;
     (vii) neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer;
     (viii) under Section 3805(b) of the Delaware Act, no creditor of the Owner shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement;
     (ix) under Sections 3808(a) and (b) of the Delaware Act, the Issuer may not be terminated or revoked by the Owner, and the dissolution, termination or bankruptcy of the Owner shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement;

     (x) the Owner Trustee is not required to hold legal title to the Trust Estate in order for the Issuer to qualify as a business trust under the Delaware Act;
     (xi) with respect to the Issuer and the Receivables: (a) there is no document, stamp, exercise or other similar tax imposed by the State of Delaware upon the perfection of a security interest in the Receivables, in the transfer of the Receivables to or from the Issuer, or upon the issuance of the Notes; (b) there is no personal property tax imposed by the State of Delaware upon or measured by the corpus of the Issuer; (c) the characterization of the Issuer for federal income tax purposes will be determinative of the characterization of the Issuer for Delaware income tax purposes and assuming that the Issuer will be taxed as a partnership for federal income tax purposes, the Issuer will not be subject to Delaware income tax and Noteholders who are not otherwise subject to Delaware income tax will not be subject to tax by reason of their ownership of the Notes and the receipt of income therefrom; and (d) any income tax imposed by the State of Delaware that might be applicable to the Issuer would be based upon “federal taxable income,” and for the purposes of determining such income, the characterization of such income for federal income tax purposes will be determinative, whether the characterization of the transaction is that of a sale or a loan; and
     (xii) the Owner is the sole beneficial owner of the Issuer.
          (j) The Class A Notes shall be given the highest investment grade rating by each of Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc. (“Fitch”), and Standard & Poor’s Ratings Services (“S&P”) and none of Moody’s, S&P or Fitch shall have placed the Class A Notes under review with possible negative implications.
          (k) The Class B Notes shall be rated at least “[A]” or its equivalent by each of Moody’s, Fitch and S&P and none of Moody’s, S&P or Fitch shall have placed the Class B Notes under review with possible negative implications.
          (l) The Class C Notes shall be rated at least “[BBB]” or its equivalent by each of Moody’s, Fitch and S&P and none of Moody’s, Fitch or S&P shall have placed the Class C Notes under review with possible negative implications.
          (m) Since the date as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders equity or results of operations of the Transferor or HSBC Finance otherwise than as set forth or contemplated in the Prospectus, the effect of which is in the reasonable judgment of the Underwriters, after consultation with the Transferor and HSBC Finance, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.
          (n) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, and the Representatives and counsel for the Underwriters shall have received such information, certificates and documents as the Representatives or counsel for the Underwriters may reasonably request.
          (o) The Representatives shall have received and shall be addressed on, opinions from McDermott Will & Emery LLP, special counsel to the HSBC entities rendered to the rating agencies, with respect to certain matters, including security interest, true sale, non-consolidation and FDIC matters, in each case, dated as of the Closing Date.
          (p) The Bank shall have delivered a certificate, dated as of the Closing Date, signed by its President or any Vice President that such person has carefully examined the Bank RPA, the Preliminary Prospectus, the Prospectus (and any supplements thereto) and the Registration Statement, stating that:
     (i) the representations and warranties of such entity in such agreement are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);
     (ii) such entity has complied, in all material respects, with such agreement and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; and
     (iii) nothing has come to the attention of such entity that would lead it to believe that the Registration Statement with respect to matters related to the Bank contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (q) HRAC shall have delivered a certificate, dated as of the Closing Date, signed by its President or any Vice President that such person has carefully examined the Bank RPA, the Transferor RPA, the Preliminary Prospectus, the Prospectus (and any supplements thereto) and the Registration Statement, stating that:
     (i) the representations and warranties of such entity in such agreements are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);
     (ii) such entity has complied, in all material respects, with such agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; and
     (iii) nothing has come to the attention of such entity that would lead it to believe that the Registration Statement with respect to matters related to HRAC contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Representatives and the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Indenture Trustee and the Transferor in writing or by telephone or telegraph confirmed in writing.
     Section 7. Preliminary Prospectus and Free Writing Prospectuses.
          (a) The following terms have the specified meanings for purposes of this Agreement:
     (i) “Free Writing Prospectus” means a “free writing prospectus” as defined in Rule 405 under the Act.
     (ii) “Underwriter Free Writing Prospectus” means a Free Writing Prospectus prepared by or on behalf of an Underwriter.
          (b) Neither the Transferor nor any Underwriter will disseminate to any potential investor any Free Writing Prospectus or any other information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than as permitted by Section 4(b) above.
          (c) Neither the Transferor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act.
          (d) Each Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Act:
The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling, in the case of ___, toll-free 1-800-___-___.
          (e) In the event that the HSBC Finance or the Transferor become aware that, as of the Time of Sale, any Preliminary Prospectus contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (a

“Defective Prospectus”), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Transferor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Corrected Prospectus.
          (f) Each Underwriter represents, warrants, covenants and agrees with the Transferor that:
     (i) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses they have used but which are not required to be filed for the required period.
     (ii) Prior to entering into any Contract of Sale, the applicable Underwriter shall convey the Preliminary Prospectus to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Preliminary Prospectus to the potential investor prior to the formation of the related Contract of Sale and shall maintain such-records as required by the Rules and Regulations.
     (iii) If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent fashion that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Notes on the terms described in the Corrected Prospectus.
          (g) Each Underwriter shall deliver to the Transferor, not less than one business day prior to the required date of filing thereof, all information included in an Underwriter Free Writing Prospectus required to be filed with the Commission under the Act.
     Section 8. Indemnification and Contribution.
          (a) As an inducement to the Underwriters to participate in the public offering of the Notes, the Transferor and HSBC Finance, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Prospectus, or the Preliminary Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the HSBC Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the HSBC Entities by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any such untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus or the Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person was not sent a copy of the Prospectus or the Preliminary Prospectus (or the Prospectus or the Preliminary Prospectus as supplemented) at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act. This indemnity agreement will be in addition to any liability which the HSBC Entities may otherwise have.
          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the HSBC Entities, each of their directors, each of the officers who signs the Registration Statement, and each person who controls any HSBC Entity within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnities from the HSBC Entities to each Underwriter, but only with reference to the Underwriter Information. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,

(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.
          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the HSBC Entities on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the HSBC Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the HSBC Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the HSBC Entities bears to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the HSBC Entities or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transferor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     Section 9. Default by an Underwriter.

          If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder on the Closing Date and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule I with respect to the Closing Date hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, the obligations will terminate without liability of any nondefaulting Underwriter, the Issuer, or any HSBC Entity. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Transferor, HSBC Finance, and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     Section 10. Termination.
          This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Transferor if after the Execution Time and prior to delivery of and payment for the Notes on the Closing Date, (i) if there has been since the respective dates as of which information is given in the Preliminary Prospectus or the Prospectus, any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, earnings, affairs or business of HSBC Finance or the Transferor, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Underwriters after consultation with HSBC Finance and the Transferor, materially impairs the market for, or the investment quality of, any Class of the Notes, (ii) if there has been an outbreak or material escalation of hostilities involving the United States of America (including, without limitation, an act of domestic terrorism), or the declaration by the United States of America of a national emergency or war, if the effect of any such event in the Underwriters’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of any Class of the Notes as contemplated by this Agreement, (iii) if trading in securities generally on the New York Stock Exchange has been suspended or materially limited (other than normal trading restrictions resulting from the total number of trades on the New York Stock Exchange), or minimum prices have been established by the exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York State authorities or (iv) if there has been any material disruption of securities settlement, payment or clearance services in the United States, or any other calamity or crisis having an effect on financial markets in the United States if the effect of any such event in the Underwriters’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of any class of the Notes as contemplated by this Agreement.

     Section 11. Representations and Indemnities to Survive.
          The respective agreements, representations, warranties, indemnities and other statements or certificates of the HSBC Entities or the officers of each of them and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the HSBC Entities or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     Section 12. Notices.
          All communications hereunder shall be in writing and effective only on receipt, and shall be deemed to have been duly given if mailed or transmitted any standard form of telecommunication. Notices to the Underwriters shall be directed to HSBC Securities (USA) Inc., 425 Fifth Avenue, New York, New York 10018 Attention: [.]; (Fax: (___)___-___). Notice to any HSBC Entity, shall be directed to them at 2700 Sanders Road, Prospect Heights, Illinois 60070, attention of General Counsel (Fax: (___)___-___); provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     Section 13. Relationship of the Parties.
          The Transferor and HSBC Finance acknowledge and agree that: (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Transferor and HSBC Finance, on the one hand, and the Underwriters, on the other hand, and the Transferor and HSBC Finance are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Transferor or HSBC Finance, or their respective affiliates, stockholders, creditors or employees; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Transferor or HSBC Finance with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Transferor or HSBC Finance on other matters) and no Underwriter has any obligation to the Transferor or HSBC Finance with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transferor and HSBC Finance and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Transferor and HSBC Finance have consulted their own legal, accounting, regulatory and tax advisors to the extent deemed appropriate.
     Section 14. APPLICABLE LAW.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.
     Section 15. Successors.
          This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     Section 16. Counterparts.
          This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     Section 17. Miscellaneous.
          This agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          If you are in agreement with the foregoing, please sign two counterparts hereof and return one to each of the Transferor and HSBC Finance whereupon this letter and your acceptance shall become a binding agreement among the HSBC Entities and the several Underwriters.

Very truly yours,

HSBC RECEIVABLES FUNDING INC. I

By:

Name:
Title:

HSBC FINANCE CORPORATION

By:

Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

HSBC SECURITIES (USA) INC., as Representative of the Underwriters

By

Name:
Title:

Schedule I

CLASS A NOTES	Principal Amount

CLASS B NOTES	Principal Amount

CLASS C NOTES	Principal Amount